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                              EXHIBIT 10.22

                       CONTRACT FOR SALE OF GOODS

                       ARTICLE 1. GENERAL RECITALS

                 Nature of Contract and Names of Parties

   1.01.  This  is  a  contract  for  sale  of certain personal property consisting of inventory more fully described in Schedule "A" and Schedule "A-1" attached hereto, and incorporated herein for all purposes, between CURTIS MATHES CORPORATION, whose principal place of business is located at 10911 Petal Street, Dallas, Texas 75238, referred to as Seller; R.S. HAAS, whose principal place of business is located at 8623 Hazy Meadow, Houston, Texas 77040, and SILVERMAN RETAIL CONSULTANTS, INC. ("SRC"), whose principal place of business is located at 546 Long Point Road, Mt. Pleasant, South Carolina 29401, R. S. Hass and Silverman Retail Consultants, Inc. referred to collectively herein as Buyers. Seller, Buyers, and Lender collectively are referred to as the ''parties.'' This contract was drafted and executed at Dallas, Texas on March 15, 1996.

                          Integrated Agreement

      1.02. The terms of this contract are intended by the parties as a final expression of their Agreement.

                            ARTICLE 2. GOODS

                             Nature of Goods

   2.01. The goods shown in Schedule "A", attached to and made a part of this Agreement, are in FIRST CLASS, WORKING CONDITION, except as otherwise limited herein. The goods shown in Schedule "A-1", attached to and made a part of this Agreement, ARE SOLD ON AN ''AS IS'' AND ''WITH ALL FAULTS'' BASIS, AND SELLER DISCLAIMS ANY IMPLIED WARRANTIES WITH RESPECT TO THE GOODS.

                            Quantity of Goods

   2.02. The quantity of goods to be delivered by Seller and received by Buyer under this contract is as shown on Schedule "A" and Schedule "A-1", attached to and made a part of this contract.

                     ARTICLE 3. WARRANTY DISCLAIMERS

                 DISCLAIMER OF EXPRESS PRODUCT WARRANTY

    3.01. ALL GOODS IDENTIFIED ON SCHEDULE A AND SCHEDULE A-1 HERETO ARE BEING SOLD BY SELLER AND ACCEPTED BY BUYER WITHOUT SELLER'S NORMAL FOUR YEAR PARTS AND LABOR WARRANTY, AND WITHOUT ANY SUCH PRODUCT WARRANTY OF ANY KIND. BUYERS SPECIFICALLY AGREE THAT, IN ANY SUBSEQUENT SALE OF THE GOODS, THIS EXPRESS DISCLAIMER OF PRODUCT WARRANTY BY SELLER WILL BE NOTED AND STAMPED CONSPICUOUSLY ON THE CARTON OF EACH UNIT SUBSEQUENTLY SOLD, OR OTHERWISE CONSPICUOUSLY COMMUNICATED TO THE END USER OF THE GOODS. BUYER WILL FURTHER REQUIRE ITS SUBSEQUENT BUYERS, IF ANY, TO ADHERE TO THIS REQUIREMENT.
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            DISCLAIMER OF WARRANTY BY AFFIRMATION OR PROMISE

     3.02. SELLER HAS MADE NO AFFIRMATION OF FACT OR PROMISE RELATING TO THE GOODS SHOWN ON SCHEDULE "A-1", ATTACHED HERETO, THAT HAS BECOME ANY BASIS OF THIS BARGAIN. FURTHER, SELLER HAS MADE NO AFFIRMATION OF FACT OR PROMISE RELATING TO SAID GOODS SHOWN ON SCHEDULE "A-1", ATTACHED HERETO, THAT HAS CREATED OR AMOUNTED TO AN EXPRESS WARRANTY THAT THE GOODS WOULD CONFORM TO ANY SUCH AFFIRMATION OR PROMISE.

            DISCLAIMER OF IMPLIED WARRANTY OF MERCHANTABILITY

     3.03. SELLER DISCLAIMS ANY WARRANTY OF MERCHANTABILITY WITH RESPECT TO THE GOODS SHOWN ON SCHEDULE "A-1", ATTACHED HERETO.

                DISCLAIMER OF IMPLIED WARRANTY OF FITNESS

      3.04. SELLER DISCLAIMS ANY WARRANTY OF FITNESS FOR ANY PARTICULAR PURPOSES WHATSOEVER WITH RESPECT TO ANY OF THE GOODS BEING SOLD UNDER THIS AGREEMENT AFTER LEAVING SELLER'S LOCATION.

                  DISCLAIMER OF ALL IMPLIED WARRANTIES

   3.05. THE GOODS SHOWN ON SCHEDULE "A-1", ATTACHED HERETO, ARE SOLD ON AN ''AS IS'' AND ''WITH ALL FAULTS'' BASIS, AND SELLER DISCLAIMS ANY IMPLIED WARRANTIES WITH RESPECT TO THE GOODS.

                  ARTICLE 4. PURCHASE PRICE AND PAYMENT

                          Total Purchase Price

   4.01. The purchase price for the goods that are the subject matter of this contract is shown in Schedule "A" and Schedule "A-1", attached hereto, and made a part of this Agreement.

                                 Payment

     4.02. PAYMENT SHALL BE MADE IN CERTIFIED FUNDS DIRECTLY TO DEUTSCHE FINANCIAL SERVICES CORPORATION ("LENDER"), ACCORDING TO ITS INSTRUCTIONS, PAYMENT TO BE RECEIVED BY LENDER BEFORE 5:00 P.M., TEXAS TIME, ON MARCH 19, 1996. Lender shall confirm to Buyers and Seller receipt of payments.

                       No Sale Until Payment Made

     4.03 Notwithstanding anything herein to the contrary, title to goods shall not pass from Seller to Buyers until Lender receives in good funds the total purchase price for all of the goods.

                          ARTICLE 5. DELIVERY

                           Place of Delivery

    5.01. The place for delivery of goods being sold under this contract is Seller's place of business at 10911 Petal Street, Dallas, Texas 75238.
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                           Time for Delivery

   5.02. The time for delivery of the goods will be upon confirmation by Lender to Seller of receipt in certified funds of the full purchase price of the goods being sold hereunder, and thereafter at such times as the parties mutually agree.

               ARTICLE 6. EXPENSE REIMBURSEMENT TO SELLER

      6.01. From and after confirmation of receipt of payment by Lender, and until all of the goods are removed from Seller's premises, Buyers shall pay to Seller a per diem rate of $1,000 per day for storage of the goods, excess payroll expense, if any, additions of Buyers as additional insureds and other miscellaneous expenses that may be incurred by Seller during removal of the goods by Buyers.

                  ARTICLE 7. RISK OF LOSS AND INSURANCE

                              Risk of Loss

     7.01. The risk of loss of the goods will pass to Buyers at the time payment for the goods is received by Lender.

                                Insurance

      7.02. It is agreed that Buyers must obtain adequate insurance coverage with respect to the goods sold by this Agreement, at Buyers' expense. Buyers' insurance coverage will begin at time payment for the goods is received by Lender.

                  ARTICLE 8. TERMINATION OF AGREEMENT

   8.01. In the event payment is not received by Lender as specified in Paragraph 4.02 above, then this Agreement shall terminate and be deemed null and void on and as of that date.

     Dated:    March 15, 1996

BUYER: R.S. HAAS              SELLER: CURTIS MATHES CORPORATION


By: /s/ R.Steven Haas         By: /s/ Pat Custer
     R.S. Haas                     Patrick A. Custer, President


BUYER:  SILVERMAN RETAIL CONSULTANTS, INC.


By: /s/ Harry Aureli
     Harry Aureli, Executive Vice President

ACKNOWLEDGED AND CONSENTED TO:

LENDER: DEUTSCHE FINANCIAL SERVICES CORPORATION


By: /s/ Richard E. Scholle
Name:  Richard E. Scholle
Title: Reginal Vice President